_________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

521 Wilshire Blvd., Suite 101 Oklahoma City, OK	73116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 237-8207

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2018, the Board of Directors of Start Scientific, Inc. (the “Company”) approved a 2,000 to 1 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 2,000 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. An amendment to the Company’s Certificate of Incorporation was filed in respect of the Reverse Split and is attached hereto as Exhibit 3(i).

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 5, 2018, holders of a majority of the voting rights of the Company approved a 2,000 to 1 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 2,000 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Delaware law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Articles of Amendment of Start Scientific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: December 11, 2018	By: /s/ Jim Frazier________
Jim Frazier
Chief Executive Officer